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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 10, 2001 relating to the financial statements of Toyota Motor Credit Corporation, which appear in Toyota Motor Credit Corporation's Annual Report on Form 10-K for the period ended March 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
January 7, 2002

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS